Exhibit 99.1

Tabula Rasa HealthCare Acquires Mediture and eClusive

Mediture’s Electronic Health Record software solution and eClusive’s third party administrator services will expand TRHC’s presence in the PACE market and with other At-risk Providers

Moorestown, NJ, September 4, 2018 — Tabula Rasa HealthCare, Inc. (“TRHC”) (NASDAQ:TRHC), a healthcare technology company advancing the field of medication safety, today announced it has acquired Mediture and eClusive, a leading electronic health record solution and provider of third party administrator services in the PACE (Program of All-inclusive Care for the Elderly) market. Mediture and eClusive also service several managed long-term care organizations in the State of New York.

“We are thrilled to join the TRHC family, which shares our commitment to quality care,” said Steve Wosje, Mediture’s newly-appointed Chief Operations Officer and previous Director of Operations. “We have had a long-standing and productive relationship with the leadership of TRHC over the years and together have brought innovative integration solutions to clients.”

Mediture and eClusive will become part of TRHC’s new CareVention HealthCare (“CareVention”) technology and service division, which was created in response to PACE 2.0, a National PACE Association initiative to accelerate PACE growth. The CareVention division will offer an integrated technology platform, including advanced data analytics, as well as consulting services for PACE and other financially at-risk healthcare organizations to support growth and optimize the care they provide to their participants. PACE is a federal program, with 250 centers located in 31 states serving a growing number of eligible Medicare and Medicaid participants.

According to Joseph Filippoli, TRHC’s Executive Vice President and Chief Information Officer, “Mediture and eClusive’s transition to Tabula Rasa HealthCare will be seamless for clients. Our number one priority is to ensure that our clients see a tangible benefit from the alignment of all of these services and technology. We expect to be able to present data to our clients in a way that will provide them with insights that were not available to them before, enhancing their ability to manage their PACE organizations and improving the quality of care they provide.”

TRHC’s CareVention division also includes TRHC subsidiary Capstone Performance Systems, its Peak Health Plan Management Services division, and will offer CareKinesis’ medication risk management and pharmacy services for PACE organizations across the country.

Morgan, Lewis & Bockius LLP served as legal counsel to TRHC.

About Tabula Rasa HealthCare
TRHC (NASDAQ:TRHC) is a leader in providing patient-specific, data-driven technology and solutions that enable healthcare organizations to optimize medication regimens to improve patient outcomes, reduce hospitalizations, lower healthcare costs and manage risk. TRHC provides solutions for a range of payers, providers and other healthcare organizations. For more information, visit TRHC.com. Follow us on Twitter @TabulaRasaHC  for up-to-date information.

Forward-Looking Statements
This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release.  These forward-looking statements include, among other things, our goals and expectations regarding the acquisition of Mediture and eClusive.  Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the risk that we may not be able to achieve our expectations for the acquisition due to challenges in integration and the inability to retain key employees; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to adequately protect our intellectual property; and the other risk factors set forth from time to time in our filings with the SEC,  including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on March 14, 2018, and in subsequent reports filed with or furnished to the SEC, copies of which are available free of charge within the Investor Relations section of the TRHC website http://ir.trhc.com or upon request from our Investor Relations Department. Any forward-looking statement speaks only as of the date on which it was made. TRHC assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Media Contact
Dianne Semingson
dsemingson@TRHC.com
T: 215-870-0829

Investors
Bob East or Asher Dewhurst
Westwicke Partners
443-213-0500
tabularasa@westwicke.com